Exhibit 99.1

NEWS RELEASE
Company Contact:
Gastar Exploration Ltd.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
DRG&L  : 713-529-6600

For Immediate Release	lelliott@drg-l.com / apearson@drg-l.com

Gastar Exploration Announces Litigation Settlement Agreement

HOUSTON, November 1, 2010 – Gastar Exploration Ltd. (“Gastar”) (NYSE Amex: GST) announced today that it has entered into a Settlement Agreement effective November 1, 2010 providing for the settlement of the seven In re ClassicStar Mare Lease Litigation matters described in Note 13 to the financial statements included in Gastar’s Form 10-Q for the quarter ended June 30, 2010.
The Settlement Agreement reflects the definitive terms of the settlement, contingent only upon approval of the bankruptcy court overseeing the Chapter 7 liquidation of ClassicStar, LLC, the United States Bankruptcy Court for the Eastern District of Kentucky.  It is anticipated that the Settlement Agreement will be presented to the bankruptcy court for approval on or after November 19, 2010.   If the Settlement Agreement is approved by the bankruptcy court as proposed, Gastar will pay to the plaintiffs an aggregate of $21.15 million in cash, including an initial $18.0 million payment to be paid within 10 business days of the approval date and the remaining $3.15 million in 16 monthly payments, the first of which will be $150,000 and the next 15 of which will be $200,000 each, in exchange for dismissal of all existing and potential future claims of the plaintiffs in all seven cases filed against Gastar.  Under the Settlement Agreement, Gastar admits no liability in connection with the seven lawsuits.  While it denies the allegations made by the plaintiffs in the cases, Gastar entered into the settlement to avoid the risk and expense of continued litigation.
Commenting on the settlement of the litigation, J. Russell Porter, Gastar’s President and Chief Executive Officer, stated,” The resolution of this litigation was important to remove the risk of an adverse trial outcome, remove the on-going cost of defending our position and remove an impediment to Gastar moving forward with potential corporate actions.  Gastar is well positioned with attractive assets and a strong balance sheet that will allow us to take advantage of opportunities created by the current environment.”

About Gastar Exploration
Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America.  The Company pursues a strategy combining deep natural gas exploration and development with lower risk shale resource and CBM development.  The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania.  Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming.  For more information, visit our web site at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may”, “expects”, “projects”, “anticipates”, “plans”, “believes”, “estimate”, “will”, “should”, and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risk inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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